                                                         EXHIBIT 10(c)
                    AGREEMENT AND SECOND AMENDMENT
                TO REVOLVING AND TERM CREDIT AGREEMENT

     THIS AGREEMENT AND SECOND AMENDMENT TO REVOLVING AND TERM CREDIT AGREEMENT, hereinafter referred to as this "AMENDMENT", dated as of April 14, 1993, is made and entered into by and among SANTA FE ENERGY RESOURCES, INC. (the "COMPANY"), a Delaware corporation; each of the lenders which is a signatory hereto (individually a "BANK" and collectively the "BANKS"); TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("TCB"), a national banking association, as Administrative Agent for the Banks (in such capacity, together with its successors in such capacity, the "AGENT"); and TCB and NATIONSBANK OF TEXAS, N.A. ("NATIONSBANK"), a national banking association, as Co-Agents (in such capacity, the "CO-AGENTS").

RECITALS:

     1. The Company, the Agent, the Co-Agents and the Banks have entered into a Revolving and Term Credit Agreement dated as of May 20, 1992 (which Revolving and Term Credit Agreement, as amended to the date hereof, is herein called the "CREDIT AGREEMENT").

     2. The parties hereto desire to amend the Credit Agreement in certain respects to provide, among other things, that the Company, subject to certain terms and conditions, may reborrow any amounts prepaid on the unpaid principal balance of the Term Loans at the option of the Company, all as is more fully provided hereinbelow.

AGREEMENTS:

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto do hereby agree as follows:

     SECTION 1. DEFINITIONS DELETED. The Credit Agreement is hereby amended by deleting in its entirety the definition of "Term Loan
Principal Installment" contained in Section 1.1 of the Credit
Agreement.

     SECTION 2.  DEFINITIONS AMENDED.

         (a) The definition of "Applicable Margin" contained in
Section 1.1 of the Credit Agreement is hereby amended by deleting the following parenthetical phrase each place that it appears therein:

     (assuming the Available Amount is fully drawn for determinations related to the Independent Engineering Report and on the basis of the actual aggregate amount of outstanding Revolving Loans and Letter of Credit Liabilities for all other determinations)

and substituting therefor the following in each such place:

     (assuming the Available Amount is fully drawn and that the aggregate unpaid principal balance of the Term Notes is equal to the Term Loan Maximum Amount for determinations related to the Independent Engineering Report and on the basis of the actual aggregate amount of outstanding Revolving Loans, Term Loans and Letter of Credit Liabilities for all other determinations)

         (b) The definition of "Interest Period" contained in Section
1.1 of the Credit Agreement is hereby amended by deleting the phrase "due date of the final Term Loan Principal Installment" where it appears in clause (z) thereof and substituting therefor the phrase "December 31, 1996."

         (c) The following definitions contained in Section 1.1 of the Credit Agreement are hereby each amended in their entireties to be and read, respectively, as follows:

         "TERM LOAN" shall mean a Loan (including a Term Loan
     Readvance) made pursuant to SECTION 2.1(a).

         "TERM LOAN COMMITMENT" shall mean, as to any Bank, the obligation, if any, of such Bank to make Term Loans to the Company in an initial aggregate principal amount up to but not exceeding the amount, if any, set forth opposite such Bank's name on the signature pages hereof under the caption "Term Loan Commitment," and such Bank's obligation, if any, to make Term Loan Readvances to the Company in an aggregate principal amount at any one time outstanding equal to such Bank's Commitment Percentage times the Term Loan Unused Readvance Commitment then in effect.

     SECTION 3.  DEFINITIONS ADDED. Section 1.1 of the Credit
Agreement is hereby amended by adding thereto the following definitions:

         "APPLICABLE PERIODS" shall have the meaning ascribed to it in the definition of Term Loan Maximum Amount.

         "MARGINAL REDUCTION AMOUNT" shall mean, on any date and for any Applicable Period, the difference of the Term Loan Maximum Amount for such Applicable Period from the Term Loan Maximum Amount for the immediately preceding Applicable Period, all as of such date.

         "TERM LOAN MATURITY DATE" shall mean the earlier of (a) the date the Agent declares the principal amount then outstanding of and the accrued interest on the Loans and all fees and all other amounts payable hereunder and under the Notes to be due and payable pursuant to SECTION 10.1 or (b) December 31, 1996.

         "TERM LOAN MAXIMUM AMOUNT" shall mean, on any day occurring during the periods (the "APPLICABLE PERIODS") indicated below, an amount equal to the amount indicated below (as each of said amounts may be decreased from time to time pursuant to the terms of SECTION 2.2):

                                  TERM LOAN            MARGINAL
     PERIOD                     MAXIMUM AMOUNT     REDUCTION AMOUNT

     March 31, 1993 through
     June 29, 1993              $ 103,000,000           $ -0-

     June 30, 1993 through
     December 30, 1993           $ 99,417,000        $  3,583,000

     December 31, 1993
     through June 29, 1994       $ 90,460,000        $  8,957,000

     June 30, 1994 through
     December 30, 1994           $ 70,308,000        $ 20,152,000

     December 31, 1994
     through June 29, 1995       $ 50,156,000        $ 20,152,000

     June 30, 1995 through
     December 30, 1995           $ 39,408,000        $ 10,748,000

     December 31, 1995
     through June 29, 1996       $ 25,078,000        $ 14,330,000

     June 30, 1996 through
     December 30, 1996           $ 12,539,000        $ 12,539,000

     On the Term Loan
     Termination Date               $ -0-            $ 12,539,000

         "TERM LOAN OPTIONAL PREPAYMENT" shall mean any prepayment of the Term Notes made pursuant to SECTION 3.2(a).

         "TERM LOAN READVANCE" shall mean a readvance made pursuant to
     SECTION 2.1(a)(ii) of any Term Loan Optional Prepayment.

         "TERM LOAN TERMINATION DATE" shall mean the earliest of (a) the date the Term Loan Commitment is permanently terminated in its entirety by the Company pursuant to SECTION 2.2(b), (b) the Term Loan Maturity Date or (c) the date the Agent declares the Term Loan Commitment terminated pursuant to SECTION 10.1.

         "TERM LOAN UNUSED READVANCE COMMITMENT" shall mean, on any date, the difference of (a) the Term Loan Maximum Amount MINUS
     (b) the aggregate outstanding principal balance of the Term
     Notes, all determined on such date.

     SECTION 4. TERM LOANS; TERM LOAN READVANCES. Section 2.1(a) of the Credit Agreement is hereby amended in its entirety to be and read as follows:

         (a) TERM LOANS; TERM LOAN READVANCES.

             (i) On the date hereof, each Bank shall make to the Company (and the Company shall borrow from each Bank) a Loan under this SECTION 2.1(a) in an amount equal to such Bank's Term Loan Commitment. The aggregate of the Term Loan Commitments on the date hereof is $145,000,000.

             (ii) From time to time after the date hereof and prior to the Term Loan Termination Date, each Bank shall readvance Term Loan Optional Prepayments under this SECTION 2.1(a) to the Company in an aggregate principal amount at any one time outstanding up to but not exceeding such Bank's Commitment Percentage of the Term Loan Unused Readvance Commitment. Each Term Loan Readvance shall be in an amount that is an integral multiple of $1,000,000. Subject to the conditions herein, any such Term Loan Optional Prepayment made prior to the Term Loan Termination Date may be reborrowed pursuant to the terms of this Agreement; PROVIDED, that any and all Term Loans shall be due and payable in full at the Term Loan Maturity Date.

         (iii) Notwithstanding anything herein to the contrary, (1) no Bank shall be required to make Term Loan Readvances at any one time outstanding in excess of such Bank's Commitment Percentage of the Term Loan Unused

     Readvance Commitment, and (2) if a Bank fails to make a Term Loan Readvance as and when required hereunder and the Company subsequently makes a repayment on the Term Notes, such repayment shall be split among the non-defaulting Banks ratably in accordance with their respective Commitment Percentages until each Bank has its Commitment Percentage of all of the outstanding Term Loans, and the balance of such repayment shall be divided among all of the Banks in accordance with their respective Commitment Percentages.

         (iv) Notwithstanding anything in this Agreement to the contrary, no Bank shall be required to make a Term Loan Readvance (but each Bank shall permit Rollovers) during the existence of an Engineering Shortfa1l.

     SECTION 5.  REVOLVING LOANS. Section 2.1(b) of the Credit
Agreement is hereby amended by adding at the end thereof a new
Subsection (vi), which shall be and read as follows:

         (vi) Notwithstanding anything contained in the foregoing provisions of this Section which may appear to be to the contrary and except in the case of a Rollover or a Revolving Loan to satisfy a Reimbursement Obligation pursuant to SECTION 4.1, the Company may not obtain Revolving Loans at any time unless the Term Loan Unused Readvance Commitment is equal to zero at such time.

     SECTION 6. TERMINATIONS, REDUCTIONS AND CHANGES OF COMMITMENTS AND TERM LOAN MAXIMUM AMOUNTS. Section 2.2 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

     2.2. TERMINATIONS, REDUCTIONS AND CHANGES OF COMMITMENTS AND TERM LOAN MAXIMUM AMOUNTS.

         (a) MANDATORY. (1) On the Term Loan Termination Date, all Term Loan Commitments shall be terminated in their entirety. On the Termination Date, all Revolving Commitments shall be terminated in their entirety.

             (2) In the event that the Company is required to make a prepayment of the Term Loans pursuant to SECTION 3.2(b)(2)(A) or 3.2(b)(2)(B), the Term Loan Maximum Amount for the then current Applicable Period shall be reduced by the amount of such prepayment and an amount equal to such prepayment shall be applied to reduce the Term Loan Maximum Amounts for each subsequent Applicable Period PRO RATA based on the respective Marginal Reduction Amounts as in effect immediately prior to such reduction; PROVIDED, that if such pro rata application does not result in compliance by the Company with all Required Ratios, then such amount shall be reallocated among such subsequent Applicable Periods as the Company shall direct to the extent necessary to bring the Company into compliance with the Required Ratios.

             (3) Except only in the case of any noncompliance resulting solely from an Engineering Shortfall, and then only during the cure period permitted by SECTION 10.l(e), the Company shall from time to time on demand by the Agent reduce the Term Loan Maximum Amount for any particular Applicable Period by the amount necessary so that the Company is in compliance with the Required Ratios at each delivery of a Coverage Report and prepay the Term Loans so that the aggregate unpaid principal balance of the Term Notes does not exceed the Term Loan Maximum Amount then in effect, as so reduced pursuant to SECTION 2.2(a)(5).

             (4) In addition, in the event the Company is required to make a prepayment of the Term Loans pursuant to
     SECTION 3.2(b)(3), an amount equal to such prepayment shall be applied to reduce the Term Loan Maximum Amount for any particular Applicable Period in the manner necessary to bring the Company into compliance with the Required Ratios.

             (5) Except where reductions in the Term Loan Maximum Amounts for the Applicable Periods are made PRO RATA pursuant to
     SECTION 2.2(a)(2), if the Term Loan Maximum Amount is reduced for a particular Applicable Period pursuant to SECTION 2.2(a)(2), 2.2(a)(3) or 2.2(a)(4) to bring the Company in compliance with the Required Ratios, the Term Loan Maximum Amount for the then current Applicable Period and each subsequent Applicable Period to occur prior to such particular Applicable Period shall be reduced by a like amount.

         (b) THE COMPANY'S OPTION. The Company shall have the right to terminate or reduce the unused portion of the Revolving Commitments at any time or from time to time; PROVIDED that
     (1) the Company shall give notice of each such termination or reduction to the Agent as provided in SECTION 5.5; (2) each such partial reduction shall be in an integral multiple of $5,000,000, and (3) the Company may not cause the Available Amount to be less than the aggregate principal amount of the Revolving Loans then outstanding plus the Letter of Credit Liabilities then outstanding. No voluntary reduction in the Available Amount prior to any scheduled reduction in the Available Amount shall affect the Available Amount after such scheduled reduction date unless such voluntarily reduced Available Amount is less than the amount scheduled to be the Available Amount after such scheduled reduction date, in which case the Available Amount after such scheduled reduction date shall be no greater than such voluntarily reduced Available Amount. The Company shall have the right to (y) terminate or reduce the Term Loan Unused Readvance Commitment at any time or from time to time or (z) reduce the Term Loan Maximum Amount for any particular Applicable Period at any time or from time to time; PROVIDED that (1) the Company shall give notice of each such termination or reduction to the Agent as provided in SECTION 5.5, and (2) the Company may not cause the Term Loan Maximum Amount to be less than the aggregate principal amount of the Term Loans then outstanding. If the Company voluntarily reduces the Term Loan Maximum Amount for a particular Applicable Period, the Term Loan Maximum Amount for the then current Applicable Period and each subsegment Applicable Period to occur prior to such particular Applicable Period shall be reduced by a like amount.

         (c) NO REINSTATEMENT. Any reduction in or termination of the Commitments pursuant to SECTION 2.2 or any reduction in any Term Loan Maximum Amount may not be reinstated without the written approval of the Agent and the Banks.

     SECTION 7. TERM LOAN COMMITMENT FEES. Section 2.3 of the Credit Agreement is hereby amended by adding at the end thereof the following:

     In consideration of the Term Loan Commitments, the Company shall pay to the Agent for the account of each Bank in accordance with its Commitment Percentage commitment fees (the "TERM LOAN COMMITMENT FEES") for the period from the date of the execution of this Agreement to and including the Term Loan Termination Date at a rate per annum equal to 1/2% of the Term Loan Unused Readvance Commitment. The Term Loan Commitment Fees shall be computed for each day and shall be based on the Term Loan Unused Readvance Commitment for such day. Accrued Term Loan Commitment Fees shall be payable in arrears, within three days after demand therefor on or about the Quarterly Dates, and within three days after demand therefor on or about the Term Loan Termination Date. All past due Term Loan Commitment Fees shall bear interest at the Post-Default Rate. Upon receipt, the Agent shall disburse the Term Loan Commitment Fees to the Banks in accordance with their Commitment Percentages.

     SECTION 8.  RELEASE OF MORTGAGES. Section 2.8 of the Credit
Agreement is hereby amended by deleting the following parenthetical phrase where it appears therein:

     (each calculated assuming that the Available Amount then in effect is fully drawn)

and substituting therefor the following in each such place:

     (each calculated assuming the Available Amount is fully drawn and that the aggregate unpaid principal balance of the Term Notes is equal to the Term Loan Maximum Amount)

     SECTION 9.  USE OF PROCEEDS. Section 2.9 of the Credit
Agreement is hereby amended by adding at the end thereof the following:

     The proceeds of the Term Loan Readvances shall be used by the Company for working capital and for general corporate purposes.

     SECTION 10. OPTIONAL PREPAYMENTS. The last sentence of Section 3.2(a) of the Credit Agreement is hereby amended in its entirety to be and read as follows:

     Optional prepayments of Term Loans shall be applied to the aggregate unpaid principal balance then owing on the Term Notes.

     SECTION 11. MANDATORY PREPAYMENTS.

         (a) Section 3.2(b)(1) of the Credit Agreement is hereby amended by adding at the end thereof the following:

     In addition, the Company shall from time to time on demand by the Agent prepay the Term Loans in such amounts as shall be necessary so that at all times the aggregate outstanding principal amount of the Term Loans (including Term Loan Readvances) shall not be in excess of the Term Loan Maximum Amount.

         (b) Sections 3.2(b)(2)(A) and (B) of the Credit Agreement are hereby amended by deleting the term "to the Term Loan Principal
Installments as herein provided" where it appears in those sections and substituting therefor in each such place the phrase "to the unpaid principal balance of the Term Notes."

         (c) Section 3.2(b)(2)(C) of the Credit Agreement is hereby amended in its entirety to be and read as follows:

         (C) All amounts prepaid pursuant to Section 3.2(b)(2)(A) or
     (B) shall be applied to the unpaid
     principal balance of the Term Notes. The Company may in its discretion defer making the prepayment required by Section 3.2(b)(2) (A) or (B) until the earlier of (i) the time the aggregate amount of such prepayments so deferred equals or exceeds $1,000,000 or (ii) one month after the date the first such prepayment would otherwise be due.

         (d) The second to the last sentence of Section 3.2(b)(3) of the Agreement is hereby amended in its entirety to be and read as follows:

     If the Company upon any such redetermination shall not be in compliance with all Required Ratios, the Company shall prepay on the Business Day following the date of such sale an amount of the proceeds of all sales of any Adobe Properties not previously prepaid for application to the unpaid principal balance on the Term Notes.

     SECTION 12. SECTIONS DELETED. (a) The Credit Agreement is hereby amended by deleting therefrom Section 3.2(b)(4) of the Credit
Agreement in its entirety and renumbering Section 3.2(b)(5) of the Credit Agreement to now be Section 3.2(b)(4).

         (b) The Credit Agreement is hereby amended by deleting therefrom Section 4.1(b) in its entirety and renumbering Section
4.1(c) of the credit Agreement to now be Section 4.1(b).

     SECTION 13. ASSIGNMENTS. (a) Clause (2) of Section 12.6(c) of the Credit Agreement is hereby amended in its entirety to be and read as follows:

     (2) the aggregate amount of the Commitments and/or Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to the Agent) shall in no event be less $10,000,000 (or $1,000,00O in the case of an assignment between Banks) (except for certain exceptions approved by the Company and the Agent or where all of a Bank's Commitments and Loans are being assigned) and shall be in an amount that is an integral multiple of $1,000,000 (except for certain exceptions approved by the Company and the Agent or where all of a Bank's Commitments and loans are being assigned);

         (b) The Agent, the Co-Agents, the Banks and the Company hereby ratify and consent to the sale of all of WestPac Banking Corporation's Commitment Percentage of all of the Commitments, Loans and Letter of Credit Liabilities to one or more of the Banks, notwithstanding the fact that such sales were not in multiples of $1,000,000 as required under the Credit Agreement or $75,000, as required under the Letter of Credit Agreement.

     SECTION 14. EXHIBITS. Exhibit C to the Credit Agreement is hereby deleted, and there is hereby substituted therefor a new Exhibit C, which shall be identical to EXHIBIT A, hereto attached and hereby made a part hereof by reference for all purposes.

     SECTION 15. CONDITIONS. This Amendment shall not become effective until the Company shall have delivered to the Agent each of the following:

         (a) a certificate of the Secretary or any Assistant Secretary of the Company, in form and substance satisfactory to the Agent, the Co-Agents and the Banks, dated as of the date hereof, as to
     (i) the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Amendment and of all instruments contemplated herein to be executed and delivered by the Company in connection herewith (a copy of such resolutions to be attached to such certificate), such certificate to state that said copy is a true and correct copy of such resolutions and that such resolutions were duly adopted and have not been amended, superseded, revoked or modified in any respect and remain in full force and effect as of the date of such certificate; (ii) the election, incumbency and signatures of the officer or officers of the Company executing and delivering this Amendment and each other instrument or document furnished in connection herewith; (iii) the Certificate of Incorporation of the Company in effect as of the date hereof (a copy of such Certificate of Incorporation to be attached to the certificate or such certificate to contain a representation that there have been no changes to such Certificate of Incorporation since May 20, 1992, when a true, correct and complete copy of such Certificate of Incorporation was delivered to the Agent); (iv) the Bylaws of the Company in effect as of the date hereof (a copy of such By-Laws to be attached to the certificate or such certificate to contain a representation that there have been no changes to such Bylaws since May 20, 1992, when true, correct and complete copies of such Bylaws were delivered to the Agent); and (v) such other documents and information as the Agent, the Co-Agents or any of the Banks shall reasonably request; and

         (b) the opinion of Andrews & Kurth, L.L.P., counsel to the Company, substantially in the form of ANNEX I attached hereto.

     SECTION 16. REPRESENTATIONS TRUE; NO DEFAULT. The Company represents and warrants that the representations and warranties contained in Section 8 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects on and as of the date hereof as though made on and as of such date. The Company hereby certifies that no event has occurred and is continuing which constitutes an Event of Default under the Credit

Agreement or any of the other Credit Documents or which upon the giving of notice or the lapse of time or both would constitute such an Event of Default.

     SECTION 17. RATIFICATION; LIENS NOT AFFECTED. Except as expressly amended hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect and the Security Documents secure and shall continue to secure the Term Loans (including the Term Loan Readvances, as that term is defined in the Credit Agreement as amended hereby) and the Term Notes. The Credit Agreement, as hereby amended, and all rights and powers created thereby or thereunder and under the other Credit Documents are in all respects ratified and confirmed and remain in full force and effect. The Company hereby warrants and represents to the Agent, the Co-Agents and the Banks that the execution and delivery of this Amendment does not and will not result in any termination, invalidity, unperfection, diminution, lapse or loss of any rights or remedies under any of the Liens of the Security Documents or of any of the Security Documents themselves.

     SECTION 18. DEFINITIONS AND REFERENCES. Terms used herein which are defined in the Credit Agreement or in the other Credit Documents shall have the meanings therein ascribed to them. The term "Agreement" as used in the Credit Agreement and the term "Credit Agreement," as used in the other Credit Documents or any other instrument, document or writing furnished to any or all of the Agent, the Co-Agents and the Banks by the Company shall mean the Credit Agreement as hereby amended.

     SECTION 19. EXPENSES; ADDITIONAL INFORMATION. The Company shall pay to the Agent all reasonable expenses incurred in connection with the execution of this Amendment. The Company shall furnish to the Agent, the Co-Agents and the Banks all such other documents, consents and information relating to the Company or otherwise, as the Agent, the Co-Agents and the Banks may reasonably require.

     SECTION 20. MISCELLANEOUS. This Amendment (a) shall be binding upon and inure to the benefit of the Company and the Agent, the Co-Agents and the Banks and their respective successors, assigns, receivers and trustees (provided, however, that the Company shall not assign its rights hereunder without the prior written consent of all of the Banks); (b) may be modified or amended only in accordance with
Section 12.5 of the Credit Agreement; (c) shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America; (d) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement; and (e) together with the other Credit Documents, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and of the other Credit Documents and supersedes all prior agreements, consents and understandings relating to such subject matter. The headings herein shall be accorded no significance in interpreting this Amendment. Wherever the term "including" or a similar term is used in this Amendment, it shall be read as if it were "including by way of example only and without in any way limiting the generality of the clause or concept referred to." Any exhibits, appendices and annexes described in this Amendment as being attached to it are hereby incorporated into it.

     SECTION 21. DTPA WAIVER. The Company waives all rights, remedies, claims, demands and causes of action based upon or related to the Texas Deceptive Trade Practices-Consumer Protection Act as described in Sections 17.41 et seq. of the Texas Business & Commerce Code, as the same pertains or may pertain to this Amendment or any of the transactions contemplated therein, to the maximum extent that such rights, etc. may lawfully and effectively be waived. In furtherance of this waiver, the Company hereby represents and warrants to the Agent, the Co-Agents and the Banks that (a) the Company is represented by legal counsel in connection with the negotiation, execution and delivery of this Amendment, (b) the Company has a choice other than to enter into this waiver in that it can obtain the Loans from another institution and (c) the Company does not consider itself to be in a significantly disparate bargaining position relative to Agent, the Co-Agents or any of the Banks with respect to this Amendment.

     SECTION 22. RELEASE. The Company hereby releases, discharges and acquits forever the Agent, the Co-Agents, the Banks and their respective officers, directors, trustees, agents, employees and counsel (in each case, past, present or future) from any and all Claims existing as of the date hereof (or the date of actual execution hereof by the applicable person or entity, if later). As used herein, the term "CLAIM" shall mean any and all liabilities, claims, defenses, demands, actions, causes of action, judgments, deficiencies, interest, liens, costs and expenses (including court costs, penalties, attorneys' fees and disbursements, and amounts paid in settlement) of any kind and character whatsoever, including claims for usury, breach of contract, breach of commitment, negligent misrepresentation or failure to act in good faith, in each case whether now known or unknown, suspected or unsuspected, asserted or unasserted or primary or contingent, and whether arising out of written documents, unwritten undertakings, course of conduct, tort, violations of laws or regulations or otherwise; in each case to the extent, but only to the extent, such matters relate to this Amendment, the Credit Agreement and the other Credit Documents and the transactions evidenced and contemplated hereby and thereby. To the maximum extent permitted by applicable law, the Company hereby waives all rights, remedies, claims and defenses based upon or related to SECTIONS 51.003, 51.004 and
51.005 of the Texas Property

Code, to the extent the same pertain or may pertain to any enforcement of this Amendment.

         NOTICE PURSUANT TO TEX. BUS. AND COMM. CODE SECTION 26.02

     THIS AMENDMENT AND ALL OTHER CREDIT DOCUMENTS EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF, TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective duly authorized officers, effective as of the date which first appears hereinabove.


                              SANTA FE ENERGY RESOURCES, INC.,
                                 a Delaware corporation

                              By:     M. J. ROSINSKI
                                      M. J. Rosinski, Vice President
                                      and Chief Financial Officer

                              TEXAS COMMERCE BANK NATIONAL
                                ASSOCIATION, individually,
                                   as Administrative Agent and as
                                   Co-Agent

                              By:     JAMES R. MCBRIDE
                                      James R. McBride
                                      Senior Vice President

                              NATIONSBANK OF TEXAS, N.A.,
                                   individually and as Co-Agent

                              By:     H. GENE SHIGLS
                              Name:   H. Gene Shigls
                              Title:  Vice President

                              THE BANK OF NEW YORK

                              By:     M. B. DAVIS
                              Name:   M. B. Davis
                              Title:  Vice President

                              THE BANK OF NOVA SCOTIA

                              By:     F. C. H. ASHBY
                              Name:   F. C. H. Ashby
                              Title:  Senior Assistant Agent

                              BANK OF MONTREAL

                              By:     MARK GREEN
                              Name:   Mark Green
                              Title:  Director

                              CIBC, INC.

                              By:     BRIAN R. SWINFORD
                              Name:   Brian R. Swinford
                              Title:  Vice President

                              BANQUE PARIBAS HOUSTON AGENCY

                              By:     BARTON D. SCHOUEST
                              Name:   Barton D. Schouest
                              Title:  Group Vice President

                              By:     MEI WAN TONG
                              Name:   Mei Wan Tong
                              Title:  Group Vice President

                              THE FIRST NATIONAL BANK OF BOSTON

                              By:     GEORGE W. PASSELA
                              Name:   George W. Passela
                              Title:  Managing Director

                              ABN AMRO Bank, N.V.--HOUSTON AGENCY

                              By:     RONALD A. MAHLE
                              Name:   Ronald A. Mahle
                              Title:  Vice President

                              By:     CHERYL I. LIPSHUTZ
                              Name:   Cheryl I. Lipshutz
                              Title:  Vice President

The undersigned legal counsel for Borrower signs this Agreement not as a party to it but solely for the purpose of complying with the provisions of Section 17.42(a)(3) of the Texas Deceptive Trade
Practices-Consumer Protection Act described in Section 21 hereof.

                                      DAVID L. HICKS
                                      David L. Hicks
                                      Illinois Bar No. 06186418